Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-193904, 333-172142, 333-128379, 333-119747 and 333-150773) of Beacon Roofing Supply, Inc. (the “Company”) of our report dated September 9, 2015, with respect to the consolidated financial statements of CDRR Investors, Inc. as of December 31, 2014 and 2013 and for the years then ended, and included in Exhibit 99.2 to the Company’s Current Report on Form 8-K dated September 9, 2015.

/s/ Ernst & Young LLP

Dallas, Texas

September 9, 2015